                                  EXHIBIT 99.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION
                     906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of P. H. Glatfelter Company (the "Company") on Form 10-Q for the period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, George
H. Glatfelter II, Chief Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      1). The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

      2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                         P. H. GLATFELTER COMPANY

Date: August 14, 2002

                                         George H. Glatfelter II
                                         Chief Executive Officer